UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 14, 2008

  MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24487 (Commission File Number)	77-0322161 (IRS Employer Identification No.)

1225 Charleston Road
Mountain View, CA  94043
(Address of Principal Executive Offices, including zip code)

(650) 567-5000
(Registrant's telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On July 14, 2008, MIPS Technologies, Inc. issued a press release that, among other things, reiterated its previous financial guidance for its just completed fiscal quarter.  A copy of the press release is attached as Exhibit 99.01 to this Current Report.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arranagements of Certain Officers.

On July 14, 2008, MIPS Technologies, Inc. (“MIPS”) issued a press release that, among other things, announced the appointment of John Derrick as Chief Operating Officer.  Mr. Derrick joined MIPS on January 2, 2008 and previously served as President and General Manager of the Processor Business Group. Prior to joining MIPS, Mr. Derrick served as General Manager of the Acceleration Products Division at Intel Corporation (“Intel”) and Co-Founder and Chief Executive Officer of Conformation Systems, which was acquired by Intel.

A copy of the press release is attached as Exhibit 99.01 to this Current Report.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

99.01	Press Release, dated July 14, 2008, entitled "MIPS Technologies Appoints John Derrick as Chief Operating Officer"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPS TECHNOLOGIES, INC. (Registrant)

Date: July 14, 2008	By:	/s/ STUART J. NICHOLS
Name: Stuart J. Nichols
Title: Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.01	Press Release, dated July 14, 2008, entitled "MIPS Technologies Appoints John Derrick as Chief Operating Officer"